Exhibit 99

Investor Relations Contact

Shane O'Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2025

Wilmington, MA – January 8, 2025 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its first quarter ended November 30, 2024 as compared to the corresponding period in the prior fiscal year:

Q1 2025 Financial Highlights

•
Consolidated revenues for the first quarter increased 1.9% to $604.9 million.
•
Operating income was $55.5 million, an increase of 4.5%.
•
The quarterly tax rate increased to 25.6% compared to 23.4% in the prior year.
•
Net income increased to $43.1 million from $42.3 million in the prior year, or 1.8%.
•
Diluted earnings per share increased to $2.31 from $2.26 in the prior year, or 2.2%.
•
Adjusted EBITDA increased to $94.0 million compared to $88.7 million in the prior year, or 5.9%.

The Company's financial results for the first quarter of fiscal 2025 and 2024 included approximately $2.5 million and $2.9 million, respectively, of costs directly attributable to its customer relationship management (“CRM”) computer system and enterprise resource planning (“ERP”) projects. The Company refers to the CRM and ERP projects together as its “Key Initiatives”. The effect of these items on the first quarter of fiscal 2025 and 2024 combined to decrease:

•
Both operating income and Adjusted EBITDA by $2.5 million and $2.9 million, respectively.
•
Net income by $1.8 million and $2.4 million, respectively.
•
Diluted earnings per share by $0.09 and $0.12, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with the results from our first quarter, which represent a solid start to our fiscal year. I want to sincerely thank all our Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry …all while living our mission of Serving the People Who do the Hard Work.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 1.7% to $532.7 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 1.7%.
•
Operating margin increased to 8.1% from 8.0%.
•
Adjusted Core Laundry Operations' EBITDA margin increased to 14.8% from 14.4%.

The costs we incurred related to the Key Initiatives were recorded to the Core Laundry Operations’ segment, and decreased both the Core Laundry Operations’ operating and Adjusted EBITDA margins for the first quarters of fiscal 2025 and 2024 by 0.5% and 0.6%, respectively.

The segment's operating and Adjusted EBITDA margin increases were primarily due to lower merchandise and other operating input costs as a percentage of revenues. These were partially offset by higher healthcare, legal and environmental, and selling costs in the first quarter of fiscal 2025 as a percentage of revenues.

Specialty Garments

•
Revenues for the quarter were $45.9 million, an increase of 2.9%, which was due primarily to growth in the European and North American nuclear operations. Partially offsetting this growth was a decline in the cleanroom operations.
•
Operating margin decreased to 26.5% from 27.1% a year ago, primarily a result of increased merchandise costs, production costs and depreciation expense as a percentage of revenues.
•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and Short-term investments totaled $181.0 million as of November 30, 2024.
•
The Company had no long-term debt outstanding as of November 30, 2024.
•
Cash flow from operating activities increased to $58.1 million in the first three months of fiscal 2025, an increase of 27.3% over the prior year.
•
The Company repurchased 33,605 shares of Common Stock for $6.4 million in the first quarter of fiscal 2025. As of November 30, 2024, the Company had $69.8 million remaining under its existing share repurchase authorization.
•
Weighted average shares outstanding – Diluted for the first quarters of fiscal 2025 and fiscal 2024 were 18.7 million and 18.8 million, respectively.

Financial Outlook

Mr. Sintros continued, “At this time, we expect our revenues for fiscal 2025 to be between $2.425 billion and $2.440 billion. We continue to expect diluted earnings per share to be between $6.79 and $7.19. This outlook continues to include an estimated $16.0 million of costs directly attributable to our Key Initiatives that we anticipate will be expensed in fiscal 2025."

Although there has been a recent decline in the value of the Canadian dollar, this outlook assumes a constant Canadian exchange rate of $0.74, consistent with our original guidance, due to uncertainty in how the foreign currency will fluctuate over the remainder of the year.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company's current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of elevated inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine and, disruption in the Middle East, and their impact on our customers' businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers' compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new enterprise resource planning computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, including, without limitation, recent rules adopted by the SEC regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weaknesses in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 31, 2024 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 31, 2024, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended
(In thousands, except per share data)	November 30, 2024	November 25, 2023
Revenues	$604,908	$593,525

Operating expenses:
Cost of revenues (1)	381,054	383,796
Selling and administrative expenses (1)	133,515	122,859
Depreciation and amortization	34,808	33,733
Total operating expenses	549,377	540,388

Operating income	55,531	53,137

Other (income) expense:
Interest income, net	(2,695)	(2,834)
Other expense, net	290	716
Total other income, net	(2,405)	(2,118)

Income before income taxes	57,936	55,255
Provision for income taxes	14,831	12,930

Net income	$43,105	$42,325

Income per share – Basic:
Common Stock	$2.41	$2.35
Class B Common Stock	$1.93	$1.88

Income per share – Diluted:
Common Stock	$2.31	$2.26

Income allocated to – Basic:
Common Stock	$36,213	$35,566
Class B Common Stock	$6,892	$6,759

Income allocated to – Diluted:
Common Stock	$43,105	$42,325

Weighted average shares outstanding – Basic:
Common Stock	15,012	15,111
Class B Common Stock	3,574	3,590

Weighted average shares outstanding – Diluted:
Common Stock	18,666	18,769

(1)
Exclusive of depreciation on the Company's property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	November 30, 2024	August 31, 2024
Assets
Current assets:
Cash and cash equivalents	$166,246	$161,571
Short-term investments	14,734	13,505
Receivables, net	281,542	278,851
Inventories	155,098	156,908
Rental merchandise in service	234,353	237,969
Prepaid taxes	7,608	14,893
Prepaid expenses and other current assets	56,816	51,979
Total current assets	916,397	915,676
Property, plant and equipment, net	802,571	801,612
Goodwill	649,890	648,850
Customer contracts and other intangible assets, net	114,430	119,999
Deferred income taxes	804	833
Operating lease right-of-use assets, net	64,921	66,682
Other assets	152,739	142,761
Total assets	$2,701,752	$2,696,413
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$86,468	$92,509
Accrued liabilities	156,445	170,240
Accrued taxes	—	447
Operating lease liabilities, current	17,985	18,241
Total current liabilities	260,898	281,437
Long-term liabilities:
Accrued liabilities	122,597	123,401
Accrued and deferred income taxes	135,105	132,496
Operating lease liabilities	49,505	50,568
Total liabilities	568,105	587,902
Shareholders’ equity:
Common Stock	1,503	1,500
Class B Common Stock	356	359
Capital surplus	104,108	104,791
Retained earnings	2,056,219	2,025,505
Accumulated other comprehensive loss	(28,539)	(23,644)
Total shareholders’ equity	2,133,647	2,108,511
Total liabilities and shareholders’ equity	$2,701,752	$2,696,413

Detail of Operating Results

(Unaudited)

	Thirteen Weeks Ended November 30, 2024				Thirteen Weeks Ended November 25, 2023
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$532,743	$45,943	$26,222	$604,908	$523,989	$44,669	$24,867	$593,525
Revenue Growth %	1.7%	2.9%	5.4%	1.9%

Operating Income (Loss) (1), (2)	$43,023	$12,167	$341	$55,531	$42,091	$12,117	$(1,071)	$53,137
Operating Margin	8.1%	26.5%	1.3%	9.2%	8.0%	27.1%	-4.3%	9.0%

Adjusted EBITDA (1), (2)	$79,061	$13,646	$1,253	$93,960	$75,656	$13,324	$(292)	$88,688
Adjusted EBITDA Margin	14.8%	29.7%	4.8%	15.5%	14.4%	29.8%	-1.2%	14.9%

(1)
The Company's financial results for the first quarter of fiscal 2025 and 2024 included approximately $2.5 million and $2.9 million, respectively, of costs directly attributable to its Key Initiatives.
(2)
The Key Initiatives' costs and Clean acquisition costs combined to decrease both Core Laundry Operations' operating margin and Adjusted EBITDA margin for the first quarter of fiscal 2025 and 2024 by 0.5% and 0.6%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	November 30, 2024	November 25, 2023
Cash flows from operating activities:
Net income	$43,105	$42,325
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	34,808	33,733
Share-based compensation	2,836	2,534
Accretion on environmental contingencies	320	316
Accretion on asset retirement obligations	57	233
Deferred income taxes	1,706	640
Other	106	79
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(3,606)	(20,413)
Inventories	1,761	(138)
Rental merchandise in service	2,762	(1,330)
Prepaid expenses and other current assets and Other assets	(8,618)	(9,692)
Accounts payable	(6,861)	(6,663)
Accrued liabilities	(18,196)	(6,172)
Prepaid and accrued income taxes	7,944	10,218
Net cash provided by operating activities	58,124	45,670

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(2,352)	—
Capital expenditures, including capitalization of software costs	(33,566)	(39,050)
Purchases of investments	(14,734)	(11,394)
Maturities of investments	13,039	10,217
Proceeds from sale of assets	153	606
Net cash used in investing activities	(37,460)	(39,621)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	3	2
Taxes withheld and paid related to net share settlement of equity awards	(3,284)	(2,290)
Repurchase of Common Stock	(6,373)	(255)
Payment of cash dividends	(5,897)	(5,573)
Net cash used in financing activities	(15,551)	(8,116)

Effect of exchange rate changes	(438)	4

Net increase (decrease) in cash and cash equivalents	4,675	(2,063)
Cash and cash equivalents at beginning of period	161,571	79,443
Cash and cash equivalents at end of period	$166,246	$77,380
(1)
Depreciation and amortization for the first three months of fiscal 2025 and 2024 included approximately $4.2 million and $4.6 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company’s consolidated financial results in this press release, the Company also presents Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, further adjusted for share-based compensation expense, acquisition costs, executive transition costs and other items impacting the comparability of the Company’s underlying operating performance between periods. Adjusted EBITDA margin is defined as Adjusted EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company’s consolidated net income on a GAAP basis to Adjusted EBITDA and Adjusted EBITDA margin, are presented in the following table. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. Adjusted EBITDA and Adjusted EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables.

	Thirteen Weeks Ended November 30, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$532,743	$45,943	$26,222	$—	$604,908

Net income	$45,428	$12,167	$341	$(14,831)	$43,105
Provision for income taxes	—	—	—	14,831	14,831
Interest income, net	(2,695)	—	—	—	(2,695)
Depreciation and amortization	32,617	1,306	885	—	34,808
Share-based compensation expense	2,636	173	27	—	2,836
Executive transition costs	1,075	—	—	—	1,075
Adjusted EBITDA	$79,061	$13,646	$1,253	$—	$93,960
Adjusted EBITDA Margin	14.8%	29.7%	4.8%		15.5%

	Thirteen Weeks Ended November 25, 2023
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$523,989	$44,669	$24,867	$—	$593,525

Net income	$44,209	$12,117	$(1,071)	$(12,930)	$42,325
Provision for income taxes	—	—	—	12,930	12,930
Interest income, net	(2,834)	—	—	—	(2,834)
Depreciation and amortization	31,945	1,031	757	—	33,733
Share-based compensation expense	2,336	176	22	—	2,534
Adjusted EBITDA	$75,656	$13,324	$(292)	$—	$88,688
Adjusted EBITDA Margin	14.4%	29.8%	-1.2%		14.9%